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                    TELECOMMUNICATIONS SERVICES AGREEMENT

         This TELECOMMUNICATIONS SERVICES AGREEMENT (hereinafter referred to as the "Agreement" or the "TSA") is entered into this 7th day of September, 1995, by and between Coastal Telephone Services Limited Company, a Texas Limited Liability Corporation, with its principal office at 2 Riverway, Suite 800, Houston, Texas 77056, ("CTSLC") and Axces, Inc., a Delaware Corporation with its principal office at 2500 Wilcrest, 3rd Floor, Houston, Texas, 77042 ("Customer").

                             WITNESSETH;

         CTSLC agrees to provide and Customer agrees to accept switched telecommunications services ("Switched Services") and other associated services (collectively the "Services"), (i) as described in the Services Schedules identified herewith, (ii) subject to the terms and conditions contained in this Agreement, and (iii) in conformity with each Service Request (described below) which is accepted hereunder.

         In the event of a conflict between the terms of this Agreement the Service Schedule/Pricing Exhibit and the Service Request(s), the following order of precedence will prevail: (1) Service Schedule/Pricing Exhibit, and
(2) the Agreement.

         NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       TERM.

         (A) EFFECTIVE DATE This Agreement shall be effective between the parties as of the date first written above (the "Effective Date") and shall continue for a period of five (5) years (TERM). Upon the expiration of the Term, the Service in question will continue to be provided subject to termination by either party upon thirty (30) days prior written notice to the other party. Customer shall be liable for all charges associated with actual usage of the Service in question during the Term and any extension thereof.

         (B) START OF SERVICE CTSLC's obligation to provide and Customer's obligation to accept and pay for non-usage sensitive charges for Service shall be binding to the extent provided for in this Agreement upon the submission of an acceptable Service Request to CTSLC by Customer. Customer's obligation to pay for usage sensitive charges for Switched Services shall commence with respect to any Service as of the date of the Service in question is used ("Start of Service"). Start of Service for particular services shall be further described in the Service Schedule relevant to the Switched Service in question.


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         (C) SERVICE SCHEDULES Services to be provided under this Agreement shall be described in the CTSLC Service Schedule which is subscribed to by authorized representatives of CTSLC and become a part of this Agreement to the extent that it describes the particular Services therefor, specific terms and other information necessary or appropriate for CTSLC to provide such Service(s) to Customer.

         (D) SERVICE REQUESTS Customer's requests to initiate or cancel Services shall be described in an appropriate CTSLC Service Request ("Service Requests"). Service Requests may consist of machine readable tapes, facsimiles or other means approved by CTSLC. Further, Service Requests shall specify all reasonable information, as determined by CTSLC, necessary or appropriate for CTSLC to provide the Service(s) in question, which shall include without limitation, the type, quantity and end point(s) (when necessary) of circuits comprising a Service Interconnection as described in the Service Request. After CTSLC's receipt and verification of a valid Service Request for SWITCHED Service (as defined in the Service Schedule) requiring a change in the primary interexchange carrier ("PIC"), CTSLC agrees to (i) submit the ANI(s) relevant to such Service Requests to Local Exchange Carriers ("LECs"), with which CTSLC currently has electronic interface capabilities, within two
         (2) business days, and (ii) submit the ANI(s) relevant to such Service Requests to those LEC's with which CTSLC does not have electronic interface capabilities within a reasonable time, not to exceed thirty (30) business days.

2.       CANCELLATION:

         (A) CANCELLATION CHARGE At any time after the Effective Date, Customer may cancel this Agreement if Customer provides written notification thereof to CTSLC not less than thirty (30) days prior to the effective date of cancellation. In such case (or in the event CTSLC terminates this Agreement as provided in Section 8), Customer shall pay to CTSLC all charges for Service provided through the effective date of such cancellation plus a cancellation charge (the "Cancellation Charge") equal to the difference between the favored price the Customer is receiving and the price the customer would have been paying based on the term contact the Customer fulfilled at the time of cancellation as illustrated in Exhibit A (Pricing Schedule).

         (B) CANCELLATION WITHOUT CHARGE Notwithstanding anything to the contrary contained in Subsection 2(A) above, Customer may cancel this Agreement without incurring any cancellation charge if (i) CTSLC fails to provide a network as warranted in Section 9 below; (ii) CTSLC fails to deliver call detail records promptly based on the frequency selected by Customer (i.e., monthly, weekly or daily); or
         (iii) CTSLC fails to submit ANI(s) relevant to such Service Requests to the LECs within the time period described in Subsection 1(E) above. Provided, however, Customer must give CTSLC written notice of any such default and an opportunity to cure such default within five
         (5) days of the notice. In the event CTSLC fails to cure any such default within the five-day period on more than three (3) occasions within any six (6) month period, Customer may cancel this Agreement without incurring any cancellation charge.

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3.       CUSTOMER'S END USERS.

         (A) END USERS Customer will obtain and upon CTSLC's request provide CTSLC (within five (5) business days of the date of the request) a written Letter of Agency ("LOA") acceptable to CTSLC [or with any other means approved by the Federal Communications Commission ("FCC")], for each ANI indicating the consent of the end users of Customer ("End Users") to be served by Customer and transferred (by way of change such End User's designated PIC) to the CTSLC network prior to order processing. Each LOA will provide, among other things, that the End Users have consented to the transfer being performed by Customer, or Customer's designee. When applicable, Customer will be responsible for notifying End Users, in writing (or by any other means approved by the FCC) that (i) a transfer charge will be reflected on their LEC bill for effecting a change in their primary interexchange carrier ("PIC"), (ii) the entity name under which their interstate, intrastate and/or operator services will be billed (if different from Customer), and (iii) the "primary" telephone number(s) to be used for maintenance and questions concerning their long distance service and/or billing. Customer agrees to send CTSLC a copy of the documentation Customer uses to satisfy the above requirements promptly upon request of CTSLC. CTSLC may change the foregoing requirements for Customer's confirming orders and/or for notifying End Users regarding the transfer charge at any time in order to conform with applicable FCC and state regulations. Provided, however, Customer will be solely responsible for ensuring that the transfer of End Users to the CTSLC network conforms with applicable FCC and state regulations, including without limitation, the regulations established by the Fcc with respect to verification of orders for long distance service generated by telemarketing as promulgated in 47 C.F.R., Part 64, Subpart K,
         Section 64.1100 or any successor regulation(s).

         (B) TRANSFER CHARGES/DISPUTED TRANSFERS Customer agrees that it is responsible for (i) all charges exceeding one hundred U.S.Dollars ($100.00) incurred by CTSLC to change the PIC of all End Users to the CTSLC network, (ii) all charges incurred by CTSLC to change End Users back to their previous PIC arising from disputed transfers to the CTSLC network and (iii) any other damages suffered by or awards against CTSLC resulting from disputed transfers.

         (C) EXCLUDED ANIS CTSLC has the right to reject any ANI supplied by Customer for any of the following reasons: (i) CTSLC is not authorized to provide or does not provide long distance services in the particular jurisdiction in which the ANI is located, (ii) a particular ANI submitted by Customer is not in proper form, (iii) Customer is not certified to provide long distance services in the jurisdiction in which the ANI is located, (iv) Customer is in default of this Agreement, (v) Customer fails to cooperate with CTSLC in implementing reasonable verification processes determined by CTSLC to be necessary or appropriate in the conduct of business, or (vi) any other circumstance reasonably determined by CTSLC which would adversely affect CTSLC's performance under this Agreement or CTSLC's general ability to transfer its other customers or other end users to the CTSLC network, including without limitation, CTSLC's ability to electronically effect PIC changed with LECs. In the event CTSLC rejects an ANI, CTSLC will notify Customer as soon as possible of its decision specifically describing the rejected

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     ANI and the reason(s) for rejecting that ANI, and will not incur any further liability under this Agreement with regard to that ANI.
     Further, and ANI requested by Customer for Switched Service may be deactivated by CTSLC if no Switched Service billings relevant thereto are generated in any three (3) consecutive calendar months/billing period. CTSLC will be under no obligation to accept ANIs within the three(3) full calendar month period preceding the scheduled expiration of the Term.

     (D) RECORDS Customer will maintain documents and records ("Records") supporting Customer's re-sale of Switched Service, including, but not limited to, appropriate and valid LOAs, from End Users for a period of not less than 12 months or such other longer period as may be required by applicable law, rule or regulation. Customer shall indemnify CTSLC for any costs, charges or expenses incurred by CTSLC arising from disputed
     PIC selections involving Switched Service to be provided to Customer for which Customer cannot produce an appropriate LOA relevant to the ANI and PIC charge in question, or when CTSLC is not reasonably satisfied that the validity of a disputed LOA has been resolved.

     (E) CUSTOMER SERVICE Customer will be solely responsible for billing End Users and providing the End Users with customer service. Customer agrees to immediately notify CTSLC in the event of End User notifies Customer of problems associated with the Service, including with limitation, excess noise, echo, or loss of Service.

4.   CUSTOMER'S RESPONSIBILITIES.

     (A) EXPEDITE CHARGES In the event Customer requests expeditious Service and/or changes to Service Orders and CTSLC agrees to such request, CTSLC will pass through the charges assessed by any supplying parties (e.g., local access providers) involved at the same rate to Customer. CTSLC may further condition its performance of such request upon Customer's payment of additional charges to CTSLC.

     (B) FRAUDULENT CALLS Customer shall indemnify and hold CTSLC harmless from all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Service to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) an End User of the Service through Customer or an end user of the Service through Customer's distribution channels. Customer shall not be excused from paying CTSLC for Service provided to Customer or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Service. In the event CTSLC discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit CTSLC from taking immediate action (without notice to Customer) that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Service to particular ANIs or terminating Service to or from specific locations.

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5.   CHARGES AND PAYMENT TERMS.

     (A) PAYMENT Unless otherwise provided herein, CTSLC billings for Service are made on a monthly basis (or such other basis as may be mutually agreed to by the parties) following Start of Service. Subject to Subsection 5(D) below, Service shall be billed at the rates set forth on the Pricing Exhibit executed by the parties and attached hereto and incorporated herewith, and Service Requests, as the case may be. Customer will pay each CTSLC invoice in full for Switched Service within thirty (30) days of the invoice date set forth on each CTSLC invoice to Customer ("Due Date"). If payment is not received by CTSLC on or before the Due Date, Customer shall also pay a late fee in the amount of the lesser of one and one-half percent (1-1/2%) of the unpaid balance of the Service charges per month or the maximum lawful rate under applicable state law.

     (B) DEFINITIONS Time of day rate periods (including CTSLC Recognized National Holidays) will be described by industry standards.

     (C) TAXES Customer acknowledges and understands that CTSLC computes all charges herein exclusive of any applicable federal, state or local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes), whether charged to or against CTSLC or Customer because of the Service furnished to Customer ("Additional Charges"). Customer shall pay such Additional Charges in addition to all other charges provided for herein.

     (D)  MODIFICATION OF CHARGES  CTSLC reserves the right to eliminate
     Service offerings (which charge modifications shall not exceed then-current generally available CTSLC charges for comparable services), upon not less than sixty (60) days prior notice to Customer, which notice will state the effective date for the charge modification.

     (E) BILLING DISPUTES Notwithstanding the foregoing, late fees shall apply (but shall not be due and payable for a period of sixty (60) days following the Due Date therefor) for amounts reasonably disputed by Customer, provided Customer: (i) pays all undisputed charges on or before the Due Date, (ii) presents a written statement of any billing discrepancies to CTSLC in reasonable detail on or before the Due Date of the invoice in question, and (iii) negotiates in good faith with CTSLC for the purpose of resolving such dispute within said sixty (60) day period. In the event such dispute is resolved in favor of Customer, Customer will receive a credit for the disputed charges in question and the applicable late fees within ten (10) days of the resolution. In the event the dispute can not be resolved within such sixty (60) day period (unless CTSLC has agreed in writing to extend such period) all disputed amounts together with late fees shall become due and payable, and this provision shall not be construed to prevent Customer from pursuing any available legal remedies. CTSLC shall not be obligated to consider any Customer notice of billing discrepancies which are received by CTSLC more than sixty (60) days following the Due Date of the invoice in question.

     (F) SUSPENSION OF SERVICE In the event charges due pursuant to CTSLC's invoice are not paid in full by the Due Date, CTSLC shall have the right, after giving Customer ten

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     (10) days prior notice, to suspend all or any portion of the Service to
     Customer ("Suspension Notice") until such time (designated by CTSLC in its Suspension Notice) as customer has paid in full ALL charges then due to CTSLC, including any late fees. Following such payment, service to Customer shall be reinstated ONLY when Customer provides CTSLC with satisfactory assurance of Customer's ability to pay for Service (i.e., a deposit, letter of credit or other means acceptable to CTSLC) and Customer's advance payment of the cost of reinstating the Service. If Customer fails to make the required payment by the date set forth in the Suspension Notice, Customer will be deemed to have canceled the Service suspended effective as of the date of suspension. Such cancellation shall not relieve Customer for payment of applicable cancellation charges as described in Section 2.

6.   CREDIT:   SEE SECURITY AGREEMENT ATTACHED.

7. CREDITWORTHINESS: If at anytime there is a material adverse change in Customer's creditworthiness, then in addition to any other remedies available to CTSLC, CTSLC may elect, in its sole discretion, to exercise one or more of the following remedies: (i) cause Start of Service for Service described in a previously executed Service Request to be withheld; (ii) cease providing Service pursuant to a Suspension Notice; (iii) decline to accept a Service Request or other requests from Customer to provide Service which CTSLC may otherwise be obligated to accept and/or (iv) condition its provision of Service or acceptance of a Service Request on a Customer's assurance of payment which shall be a deposit or such other means to establish reasonable assurance of payment. An adverse material change in Customer's creditworthiness shall include, but not be limited to: (i) Customer's default of its obligations to CTSLC under this or any other agreement with CTSLC;
(ii) failure of Customer to make full payment of charges due hereunder on or before the Due Date on three (3) or more occasions during any period of twelve (12) or fewer months or Customer's failure to make such payment on or before the Due Date in any two (2) consecutive months; (iii) acquisition of Customer (whether in whole or by a majority or controlling interest) by an entity which is insolvent, which is subject to bankruptcy or insolvency proceedings, which owes past due amounts to CTSLC or any entity affiliated with CTSLC or which is a materially greater credit risk than Customer; or,
(iv) Customer's being subject to or having filed for bankruptcy or insolvency proceedings or the legal insolvency if Customer.

8. REMEDIES FOR BREACH. In the event Customer is in breach of this Agreement, including without limitation, failure to pay charges due hereunder by the date stated in the Suspension Notice described in Subsection 5(F), CTSLC shall have the right, after giving Customer five (5) days prior notice, and in addition to foreclosing any security interest CTSLC may have, to (i) terminate this Agreement; (ii) withhold billing information from Customer; and/or (iii) contact the End Users (for whom calls are originated and terminated solely over facilities comprising the CTSLC network) directly and bill each End Users directly until such time as CTSLC has been paid in full for the amount owed by Customer. If Customer fails to make payment by the date stated in the Suspension Notice and CTSLC, after giving Customer five (5) days prior notice, terminates this Agreement as provided in the Section 8, such termination shall not relieve Customer for payment of applicable cancellation charges as described in Section 2 above.

9. WARRANTY. CTSLC will use reasonable efforts under the circumstances to maintain its overall network quality. The quality of Service provided hereunder shall be consistent with telecommunications common carrier industry standards, government regulations and sound business practices. CTSLC MAKES NO OTHER WARRANTIES ABOUT THE SERVICE PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

10.  LIABILITY; GENERAL INDEMNITY; REIMBURSEMENT.

     (A) LIMITED LIABILITY. IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

     (B) GENERAL INDEMNITY. In the event parties other than Customer (e.g., Customer's End Users) shall have use of the service through Customer, then Customer agrees to forever indemnify and hold CTSLC, its affiliated companies and any third-party provider or operator of facilities employed in provision of the Service harmless from and against any and all claims, demands, suits, actions, losses, damages, assessments or payments which those parties may assert arising out of or relating to any defect in the Service.

     (C) REIMBURSEMENT. Customer agrees to reimburse CTSLC for all reasonable costs and expenses incurred by CTSLC due to CTSLC's direct participation (either as a party or witness) in any administrative, regulatory or criminal proceeding concerning Customer if CTSLC's involvement in said proceeding is based solely on CTSLC's provision of Services to Customer.

11. FORCE MAJEURE. If CTSLC's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, Acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States government, or state or local governments, or any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more such governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, or supplier failure, shortage, breach or delay, then CTSLC shall be excused from such performance on a day-to-day basis to the extent of such restriction or interference. CTSLC shall proceed to perform with reasonable dispatch whenever such causes are removed or cease.

12. STATE CERTIFICATION. Customer warrants that in all jurisdictions in which it provides long distance services that require certification, it has obtained the necessary certification from the appropriate governmental authority. Further, if required by CTSLC, Customer agrees to provide

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proof of such certification acceptable to CTSLC.  In the event Customer is prohibited, either on a temporary or permanent basis from conducting its telecommunications operations in a given state, Customer shall (i) immediately notify CTSLC by facsimile, and (ii) send written notice to CTSLC within twenty-four (24) hours of such prohibition.

13. INTERSTATE/INTRASTATE SERVICE. Except with respect to Switched Service specifically designated as intrastate Service or international Service, the rates provided to Customer in a Service Schedule are applicable only to Switched Service if such Service is used for carrying interstate telecommunications (i.e., Service subject to FCC jurisdiction). CTSLC shall not be obligated to provide Switched Service with end points within a single state or Switched Service which originates/terminates at points both of which are situated within a single state. In those states where CTSLC is authorized to provide intrastate service (i.e., telecommunications transmission services subject to the jurisdiction of state of state regulatory authorities), CTSLC will, at its option, provide intrastate Service pursuant to applicable state laws, regulations and applicable tariff, if any, filed by CTSLC with state regulatory authorities as required by applicable law.

14. AUTHORIZED USE OF CTSLC NAME. Without CTSLC's prior written consent, Customer shall not (i) refer to itself as an authorized representative of CTSLC whenever it refers to the Services in promotional, advertising or other materials, or (ii) use CTSLC's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising or other materials. Additionally, Customer shall provide to CTSLC for its prior review and written approval, all promotions, advertising or other materials or activity using or displaying CTSLC's name or the Services to be provided by CTSLC. Customer agrees to change or correct, at Customer's expense, any such material or activity which CTSLC, in its sole judgment, determines to be inaccurate, misleading or otherwise objectionable. Customer is explicitly authorized to only use the following statements in its sales literature (i) "Customer utilizes the CTSLC network", (ii) Customer utilizes CTSLC's facilities", (iii) "CTSLC provides only the network facilities", and (iv) "CTSLC is our network services provider".

15. NOTICES. Notices under this Agreement shall be in writing and delivered to the person identified below at the offices of the parties as they appear below or as otherwise provided for by proper notice hereunder. Customer shall notify CTSLC in writing if Customer's billing address is different than the address shown below. The effective date for any notice under this Agreement shall be the date of actual receipt of such notice by the appropriate party, notwithstanding the date of mailing.

IF TO CTSLC:                            IF TO CUSTOMER

Coastal Telephone Company               AXCES, INC.
---------------------------             ---------------------------------
2 Riverway Suite 800                    2500 Wilcrest
---------------------------             ---------------------------------
Houston, Texas 77056                    3rd Floor
---------------------------             ---------------------------------
ATTN:  President                        Houston, TX 77042
---------------------------             ---------------------------------


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16.  NO WAIVER.  No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. A consent to waiver of or excuse for a breach or default by either party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

17.  PARTIAL INVALIDITY; GOVERNMENT ACTION.

     (A) PARTIAL INVALIDITY. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, rule or regulation, that part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of that provision or the remaining provisions of this Agreement. In such event, Customer and CTSLC will negotiate in good faith with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable.

     (B) GOVERNMENT ACTION. Upon thirty (30) days prior notice, either party shall have the right, without liability to the other, to cancel an affected portion of the Service if any material rate or term contained herein and relevant to the affected Service is substantially changed (to the detriment of the terminating party) or found to be unlawful or the relationship between the parties hereunder is found to be unlawful by order of the highest court of competent jurisdiction to which the matter is appealed, the FCC, or other local, state or federal government authority of competent jurisdiction.

18. EXCLUSIVE REMEDIES. Except as otherwise specifically provided for herein, the remedies set forth in this Agreement comprise the exclusive remedies available to either party at law or in equity.

19. USE OF SERVICE. Upon CTSLC's acceptance of a Service Request hereunder, CTSLC will provide the Service specified therein to Customer upon condition that the Service shall not be used for any unlawful purpose. The provision of Service will not create a partnership or joint venture between the parties or result in a joint communications service offering to any third parties, and CTSLC and Customer agree that this Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement which is not subject to the filing requirement of Section 211(a) of the Communications Act of 1934 (47 U.S.C.
Section 211 (a)) as implemented in 47 C.F.R. Section 43.51.

20.  CHOICE OF LAW; FORUM.

     (A) LAW. This Agreement shall be construed under the laws of the State of Texas without regard to choice to law principles.

     (B) FORUM. Any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of Texas in and for the county of Harris. By execution of this Agreement, both Customer and CTSLC hereby submit to such jurisdiction, hereby expressly waiving whatever rights may correspond to either of them by reason of their

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     present or future domicile.  In furtherance of the foregoing, Customer and
     CTSLC hereby agree to service by U.S. Mail at the notice addresses referenced in Section 15. Such service shall be deemed effective upon the earlier of actual receipt or seven (7) days following the date of posting.

21.  PROPRIETARY INFORMATION.

     (A) CONFIDENTIAL INFORMATION. The parties understand and agree that the terms and conditions of this Agreement, all documents referenced (including invoices to Customer for Service provided hereunder) herein, communications between the parties regarding this Agreement or the Service to be provided hereunder (including price quotes to Customer for any Service proposed to be provided or actually provided hereunder), as well as such information relevant to any other agreement between the parties (collectively "Confidential Information"), are confidential as between Customer and CTSLC.

     (B) LIMITED DISCLOSURE. A party shall not disclose Confidential Information unless subject to discovery or disclosure pursuant to legal process, or to any other party other than the directors, officers, and employees of a party or a party's agents including their respective brokers, lenders, insurance carriers or bona fide prospective purchasers who have specifically agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Violation by a party or its agents of the foregoing provisions shall entitle the non-disclosing party, as its option, to obtain injunctive relief without a showing or irreparable harm or injury and without bond.

     (C) PRESS RELEASES. The parties further agree that any press release, advertisement or publication generated by a party regarding this Agreement, the Service provided hereunder or in which a party desires to mention the name of the other party or the other party's parent or affiliated company(ies), will be submitted to the non-publishing party for its written approval prior to publication.

     (D) SURVIVAL OF CONFIDENTIALITY. The provisions of the Section 21 will be effective as of the date of this Agreement and remain in full force and effect for a period which will be the longer of (i) one (1) year following the date of this Agreement, or (ii) one (1) year from the termination of all Service hereunder.

22. SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that Customer shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of CTSLC, which consent shall not be unreasonably withheld, and further provided that any assignment or transfer without such consent shall be void.

23.  GENERAL.

     (A) SURVIVAL OF TERMS. The terms and provisions contained in this Agreement that by

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     their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including, without limitation, provisions for indemnification and the making of any and all payment due hereunder.

     (B) HEADINGS. Descriptive heading in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     (C) INDUSTRY TERMS. Words having well-known technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

     (D) RULE OF CONSTRUCTION. No rule of construction requiring interpretation against the drafting party hereof shall apply in the interpretation of this Agreement.

24. ENTIRE AGREEMENT. This Agreement consists of (i) all the terms and conditions contained herein, and, (ii) all documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understandings between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Service provided hereunder. No subsequent agreement between the parties concerning the Service shall be effective or binding unless it is made in writing and subscribed to by additional representatives of Customer and CTSLC.


     IN WITNESS WHEREOF, the parties have executed this Telecommunications Services Agreement on the date first written above.

COASTAL TELEPHONE SERVICES LIMITED COMPANY   AXCES, INC.
                                             ------------------------
                                             Company Name

/s/ [Illegible]                              /s/ Michael Avignon
--------------------------------             ------------------------
By                                           By

  President                                    Chairman, CEO
--------------------------------             -------------------------
ITS                                          ITS

   9/7/95                                       9/07/95
--------------------------------             -------------------------
Date                                         Date